UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 13, 2016

RTI SURGICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31271	59-3466543
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11621 Research Circle, Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (386) 418-8888

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In a Current Report on Form 8-K filed by RTI Surgical, Inc. (the “Company”) on August 16, 2016, the Company disclosed that, on August 15, 2016, Brian K. Hutchison informed the Company’s Board of Directors (the “Board”) of his decision to retire from his positions with the Company and to step down as a Director. Prior to such retirement and stepping down as a Director, however, Mr. Hutchison was to continue to serve in his then-current capacities for a to-be-determined transition period.

On December 13, 2016, Mr. Hutchison and the Board mutually agreed to end the transition period and that he step down as a Director and retire as President and Chief Executive Officer, effective December 16, 2016. Mr. Hutchison’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

In connection with Mr. Hutchison’s departure, and subject to the terms of his Executive Transition Agreement, dated August 29, 2012 and filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on September 4, 2012 (the “Transition Agreement”), and his Executive Separation Agreement, dated August 15, 2016 and filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 15, 2016 (the “Separation Agreement”), Mr. Hutchison will enter into the Release Agreement with the Company. Pursuant to the Release Agreement, Mr. Hutchison will, in consideration for the compensation to which he is entitled under the Transition Agreement and the Separation Agreement, enter into a release with the Company. The foregoing description of the Release Agreement is qualified in its entirety by reference to the full text of the form of Release Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Also on December 13, 2016, the Board appointed Robert P. Jordheim, the Company’s current Executive Vice President and Chief Financial Officer, to serve as the Company’s interim President and Chief Executive Officer, effective December 17, 2016, until such time as a permanent replacement President and Chief Executive Officer is appointed.

Mr. Jordheim joined RTI in June 2010 as Executive Vice President and Chief Financial Officer, and in that role, he oversaw all aspects of finance for the company. Mr. Jordheim has extensive corporate finance experience, including 17 years with Medtronic, Inc. Most recently, he served as Vice President, Finance and Business Development for Medtronic’s Spinal and Biologics business unit. Previously, he served as Vice President, Finance for Medtronic’s Surgical Technologies business unit. His tenure with Medtronic also included responsibilities in corporate development and international experience gained through a 5-year assignment in Europe. Prior to his tenure at Medtronic, Mr. Jordheim served as Manager of External Reporting at The Fairchild Corporation and as an auditor for Deloitte & Touche LLP. Mr. Jordheim earned a bachelor’s degree in business administration from Southern Methodist University and a master’s degree in business administration from the University of Pittsburgh with a concentration in finance.

Also on December 13, 2016, the Board appointed Johannes W. Louw, the Company’s current Vice President of Finance and Controller, to serve as the Company’s interim Chief Financial Officer, effective December 17, 2016, until such time as Mr. Jordheim resumes his duties as Chief Financial Officer.

Mr. Louw joined the RTI finance team in June 2003. Most recently, he served as Vice President of Finance and Corporate Controller. During his tenure with the Company, his responsibilities have included leading roles in the Company’s business development activities, financing and implementation and oversight of the Company’s internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002. Prior to his tenure at the Company, Mr. Louw served as an auditor for Deloitte & Touche LLP both domestically and internationally. Mr. Louw earned bachelor degrees in Commerce and Computer Science from the University of Cape Town and a master’s degree equivalent postgraduate diploma in accounting from the University of Cape Town. Mr. Louw is a Certified Public Accountant.

At this time, no determination has been made as to whether Mr. Jordheim or Mr. Louw will receive any grant or additional compensation in connection with their respective interim positions. Upon any such determination, an amendment to this Current Report on Form 8-K will be filed under the applicable rules.

Item 7.01.    Regulation FD Disclosure.

On December 14, 2016, the Company issued a press release announcing the retirement of Mr. Hutchison, the appointment of Mr. Jordheim as the interim President and Chief Executive Officer, and the appointment of Mr. Louw as the interim Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference. The information furnished herewith pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information furnished pursuant to Item 7.01 of this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report on Form 8-K, regardless of any general incorporation language in the filing.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Release Agreement.

99.1	Press Release, dated December 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI SURGICAL, INC.

Date: December 19, 2016	By:	/s/ Robert P. Jordheim
	Name:	Robert P. Jordheim
	Title:	Interim President and Interim Chief Executive Officer

EXHIBIT INDEX

RTI Surgical, Inc.

Form 8-K Current Report

Exhibit Number	Description of Document

10.1	Form of Release Agreement.

99.1	Press Release, dated December 14, 2016.